UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-200594	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☒

Item 1.01.                                        Entry Into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On June 28, 2018, BCI IV Operating Partnership LP (the “Borrower”), a wholly-owned subsidiary of Black Creek Industrial REIT IV Inc. (the “Company”), amended and increased the amount of its existing $100.0 million revolving credit facility by increasing the aggregate revolving loan commitments to $200.0 million, pursuant to that certain Second Amendment and Incremental Revolving Commitment Assumption Agreement (the “Second Amendment”), with Wells Fargo Bank, National Association, as Administrative Agent and as a lender, Bank of America, N.A., as a lender, U.S. Bank National Association, as a lender, JPMorgan Chase Bank, N.A., as a lender, and Regions Bank, N.A., as a lender (collectively, the “Lenders”). The Borrower’s existing revolving credit facility, as previously amended and as amended by the Second Amendment, is collectively referred to herein as the “Amended Credit Facility.” The Amended Credit Facility provides the Borrower with the ability from time to time to increase the size of the aggregate loan commitment under the agreement by an additional $400.0 million up to a total of $600.0 million, subject to receipt of lender commitments and satisfaction of other conditions. Any increase to the size of the Amended Credit Facility may be in the form of an increase in the aggregate revolving loan commitments, the establishment of a term loan, or a combination of both. The maturity date of the Amended Credit Facility continues to be September 18, 2020, and may be extended pursuant to two one-year extension options, subject to the Borrower’s continuing compliance with certain financial covenants, the payment of an extension fee and the satisfaction of other customary conditions.

At the Borrower’s election, borrowings under the Amended Credit Facility are charged interest based on LIBOR plus a margin ranging from 1.60% to 2.50% or an alternative base rate plus a margin ranging from 0.60% to 1.50%, each depending on the Company’s consolidated leverage ratio. Customary fall-back provisions apply if LIBOR is unavailable. The alternative base rate is equal to the greatest of (a) the prime rate announced from time to time by Wells Fargo Bank, National Association, (b) the Federal Funds Effective Rate plus 0.5%, and (c) LIBOR plus 1.0%. If either of the LIBOR rate or the alternative base rate is less than zero, it will be deemed to be zero for purposes of the Amended Credit Facility.

In addition to interest, the Borrower must pay a quarterly unused fee that equals the amount of the revolving loan commitment unused by the Borrower on a given day multiplied by either (i) 0.20% on an annualized basis if more than 50% of the revolving loan commitment is being used or, (ii) 0.25% on an annualized basis if 50% or less of the revolving loan commitment is being used. The Borrower is also required to pay certain participation and other fees in connection with any letters of credit issued under the Amended Credit Facility.

Borrowings under the Amended Credit Facility are available for general corporate purposes, including but not limited to property acquisitions, new construction, renovations, expansions, tenant improvements, working capital, and debt refinancings. As of June 28, 2018, the amount outstanding under the Amended Credit Facility was $78.5 million with an interest rate of 3.69%.

Borrowings under the Credit Facility are guaranteed by the Company and certain of its subsidiaries. In addition, a pledge of equity interests in the Company’s subsidiaries that directly own unencumbered properties shall be provided until such time as the Company elects to terminate such pledges, subject to satisfaction of certain financial covenants, including but not limited to the Company having a “total asset value” (as defined in the Amended Credit Facility) of at least $500.0 million, provided that there is no default.

The Amended Credit Facility requires the maintenance of certain financial and borrowing base covenants, including covenants concerning: (i) consolidated tangible net worth; (ii) consolidated fixed charge coverage ratio; (iii) consolidated leverage ratio; (iv) secured indebtedness; (v) secured recourse indebtedness; (vi) unencumbered property pool debt yield; (vii) unencumbered interest coverage ratio; (viii) unencumbered property pool leverage ratio; and (ix) unencumbered property pool criteria.

In addition, the Amended Credit Facility contains customary affirmative and negative covenants, which, among other things, require the Borrower to deliver to the Lenders specified quarterly and annual financial information, and limit the Borrower, the Company and/or its subsidiaries, subject to various exceptions and thresholds, from: (i) creating liens (other than certain permitted liens) on the unencumbered asset pool; (ii) merging with other companies or changing ownership interest; (iii) selling all or substantially all of its assets or properties; (iv) permitting certain transfers of a material interest in the Borrower; (v) entering into certain transactions with affiliates, except on an arms-length basis; (vi) making certain types of investments; (vii) if in default under the Amended Credit Facility, paying certain distributions or certain other payments to affiliates; and (viii) incurring indebtedness (subject to certain permitted indebtedness).

The Amended Credit Facility permits voluntary prepayment of principal and accrued interest and contains various customary events of default, which are described therein. As is customary in such financings, if an event of default occurs under the Amended Credit Facility, the Lenders may accelerate the repayment of amounts outstanding under the Credit Facility and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

The preceding summary does not purport to be a complete summary of the Amended Credit Facility and is qualified in its entirety by reference to the Amended Credit Facility, which is filed herewith and incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1

Credit Agreement, dated September 18, 2017, by and among BCI IV Operating Partnership LP, a Delaware limited partnership, as the Borrower; the lenders from time to time who are parties thereto; Wells Fargo Bank, National Association, as Administrative Agent; Bank of America, N.A., as Syndication Agent; U.S. Bank, N.A., as Documentation Agent; Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunner; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Joint Bookrunner; and U.S. Bank, N.A., as Joint Lead Arranger. Filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K on September 21, 2017 and incorporated by reference herein.

10.2*

First Amendment, dated January 19, 2018, by and among BCI IV Operating Partnership LP, a Delaware limited partnership, as the Borrower; the lenders from time to time who are parties thereto; and Wells Fargo Bank, National Association, as Administrative Agent and as a lender.

10.3*

Second Amendment and Incremental Revolving Commitment Assumption Agreement, dated June 28, 2018, by and among BCI IV Operating Partnership LP, a Delaware limited partnership, as the Borrower; the lenders from time to time who are parties thereto; Wells Fargo Bank, National Association, as Administrative Agent and as a lender, Bank of America, N.A., as a lender, U.S. Bank National Association, as a lender, JPMorgan Chase Bank, N.A., as a lender, and Regions Bank, N.A., as a lender.

* Filed herewith.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to maintain the financial and other covenants under the Amended Credit Facility and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

July 3, 2018	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer